UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Argan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares. Argan, Inc. One Church Street, Suite 201 Rockville, Maryland 20850 Notice of Annual Meeting of Stockholders To Be Held Thursday, June 20, 2019 and Notice of Internet Availability of Proxy Materials Proxy Materials for the 2019 Annual Meeting of Stock-holders are now available on the Internet. Important information regarding the Internet availability of the Company’s proxymaterials, instructions for accessing your proxy materials and instructions for requesting paper or email copies of your proxy materials are provided on the reverse side of this Notice. ARGAN, INC. c/o Continental Proxy Services 1 State Street, New York NY 10004 Dear Shareholder, You are cordially invited to attend our 2019 Annual Meeting of Stockholders to be held on Thursday, June 20, 2019 at 11:00 a.m., local time, at the Cambria Hotel and Suites, located at 1 Helen Heneghan Way, Rockville, Maryland, 20850. Proposals to be considered at the Annual Meeting: (1) The election of nine directors to our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal. The non-binding advisory approval of our executive compensation (the “say-on-pay” vote). The non-binding advisory approval of the frequency of the stockholder vote on our executive compensation (the say-on-frequency vote). The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2020. The transaction of any other business that may properly come before the 2019 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. (2) (3) (4) (5) The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the nine nominees, and “FOR” proposals 2 and 4 and for an “EVERY YEAR” frequency for the stockholder vote identified in proposal 3. You are receiving this communication because you hold shares of our Common Stock, and the materials you should review before you cast your vote are now available. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. CONTROL NUMBER The Proxy Materials are available for review at: http://www.cstproxy.com/arganinc/2019 Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares. Stockholders are cordially invited to attend the Annual Meeting and vote in person.

Argan, Inc.
One Church Street, Suite 201
Rockville, Maryland 20850

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Thursday, June 20, 2019

The following Proxy Materials are available to you to review at http://www.cstproxy.com/arganinc/2019:

- the Company's Annual Report for the year ended January 31, 2019,
- the Company's 2019 Proxy Statement,
- the Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, ***you must request one***. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before June 7, 2019 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Havethisnoticeavailablewhenyourequestapapercopyoftheproxymaterials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0691,
or
By logging on to http://www.cstproxy.com/arganinc/2019
or
By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.